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                                                                    EXHIBIT 15.1

August 12, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We are aware that our report dated April 17, 2002, except for note 7, as to which the date is August 12, 2002, on our review of interim financial information of Visteon Corporation (the "Company") as of and for the period ended March 31, 2002, and included in the Company's quarterly report on Form 10-Q/A for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 (No. 333-85406) and Form S-8 (Nos. 333-39756, 333-39758, and 333-40202).


Very truly yours,



PricewaterhouseCoopers LLP